                                                                    EXHIBIT 11.1

DATA DOCUMENTS INCORPORATED AND SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE
(AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                         YEARS ENDED DECEMBER 31
                                                               --------------------------------------------
                                                                   1996           1995             1994
PRIMARY EARNINGS PER SHARE
  Common stock outstanding                                        9,295,224       6,053,409       5,203,409
  Common stock equivalents                                          644,230       1,280,455       4,250,085
                                                               ------------    ------------    ------------
  Weighted average shares outstanding                             9,939,454       7,333,864       9,453,494
                                                               ============    ============    ============
  Net income (loss), as adjusted:
    Before extraordinary item                                  $     10,424    $      4,468    $      1,233
    Extraordinary item                                                  (54)         (2,921)         (2,795)
                                                               ------------    ------------    ------------
       Net income (loss) per common share                      $     10,370    $      1,547    $     (1,562)
                                                               ============    ============    ============
  Primary earnings per share:
     Before extraordinary item                                 $       1.05    $       0.61    $       0.13
     Extraordinary item                                        $      (0.01)   $      (0.40)   $      (0.30)
                                                               ------------    ------------    ------------
       Net income (loss) per common share                      $       1.04    $       0.21    $      (0.17)
                                                               ============    ============    ============
FULLY DILUTED EARNINGS PER SHARE
  Common stock outstanding                                        9,295,224       6,053,409       5,203,409
  Common stock equivalents                                          648,530       1,280,455       4,250,085
  Convertible preferred stock                                          --              --         7,458,086
                                                               ------------    ------------    ------------
  Weighted average shares outstanding
      on fully diluted earnings per share                         9,943,754       7,333,864      16,911,580
                                                               ============    ============    ============
  Net income (loss), as adjusted:
    Before extraordinary item                                  $     10,424    $      4,468    $      1,805
    Extraordinary item                                                  (54)         (2,921)         (2,795)
                                                               ------------    ------------    ------------
       Net income (loss) available for common stock            $     10,370    $      1,547    $       (990)
                                                               ============    ============    ============
  Fully diluted earnings per share:
     Before extraordinary item                                 $       1.05    $       0.61    $       0.11
     Extraordinary item                                        $      (0.01)   $      (0.40)   $      (0.17)
                                                               ------------    ------------    ------------
       Net income (loss) per common share                      $       1.04    $       0.21    $      (0.06)
                                                               ============    ============    ============
NET INCOME AS ADJUSTED PRIMARY
EARNINGS PER SHARE:
  Net income before extraordinary item                         $     10,424    $      4,275    $      1,832
  Less: dividends on preferred stock                                   --              --              (620)
  Add: amortization of original issue
    discount of exchangeable warrants                                  --               193              21
                                                               ------------    ------------    ------------
       Net income before extraordinary item as adjusted        $     10,424    $      4,468    $      1,233
                                                               ============    ============    ============
FULLY DILUTED EARNINGS PER SHARE:
  Net income before extraordinary item                         $     10,424    $      4,275    $      1,832
  Less: dividends on preferred stock                                   --              --               (48)
  Add: amortization of original issue
    discount of exchangeable warrants                                  --               193              21
                                                               ------------    ------------    ------------
       Net income before extraordinary item as adjusted        $     10,424    $      4,468    $      1,805
                                                               ============    ============    ============